UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2015

BOURBON BROTHERS HOLDING CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-52853	80-0182193
State of Incorporation	Commission File Number	IRS Employer Identification No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
(Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⁯☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

License Agreement

On February 8, 2015, Bourbon Brothers Holding Corporation and its subsidiaries (“the Company”) entered into a Master License Agreement (the “MLA”) with SH Franchising & Licensing LLC (the “Licensor”) in connection with the opening up to five fast casual restaurants in the Denver, Colorado and Colorado Springs, Colorado area in the next 18 months. In addition, per the terms of the MLA, the Licensor waived certain initial license fees in connection with the opening of these five restaurants.  The Company will pay a monthly fee equal to $2,500 or two and one half percent (2.5%) of gross sales, whichever is greater, per restaurant.  This fee is subject to an upward adjustment of 3% during each year of the MLA.

On February 10, 2015, the Company issued a press release announcing the MLA.  A copy of this is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01(d) Exhibits

99.1	Press release dated February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 10th day of February 2015.

Bourbon Brothers Holding Corporation

By:	/s/ Mitchell Roth
Mitchell Roth, President